EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated June 11, 2013 and in effect as of March 11, 2013 (“Effective Date”), is made by and between Dais Analytic Corporation, a New York Corporation ("Company"), and Joyce Conner-Boyd ("Executive").

RECITALS

WHEREAS Company desires to employ and Executive desires to be employed by Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual promises and agreement hereinafter set forth, it is agreed as follows:

Article 1 Employment

1.1.	Employment. Company hereby employs Executive, and Executive hereby accepts such employment from Company, on the terms and conditions set forth in this Agreement.

1.2.
Term. Subject to the provisions for termination and any extension as hereinafter provided, the term (the "Term") of this Agreement shall be for a period of one year commencing on March 11, 2013 (the "Commencement Date") and continuing until March 11, 2014.

1.3
Renewal. The Term shall automatically be extended on the first anniversary of the Commencement Date for an additional one (1) year period, unless in any such year either Executive or Company delivers, at least sixty (60) days prior to the anniversary of the Commencement Date, written notice to the other party of her or its intent not to renew or extend the Term.

1.4
No prior Agreement. Effective upon the close of business on the day prior to the Commencement Date, any agreement of any nature by and between Company and Executive that predates the Commencement Date of this Agreement is hereby terminated.

Article 2  Duties

2.1
Position. During the Term of this Agreement, the Executive shall serve as Chief Operating Officer of the Company, shall report to the President and Chief Executive Officer of the Company (or designated successor), and, is subject to the direction of the Company’s President and its Board of Directors. The Executive shall perform well, timely and faithfully all the duties and responsibilities customarily rendered by Chief Operating Officers of companies of similar size and nature and such other duties and responsibilities as may be delegated to her from time to time by the President or the Board of Directors in their sole discretion. Executive will devote substantially all of her professional time during the work week to the Company's business, except that Executive will be permitted to perform charitable work and to manage her personal and other business investments so long as such outside activities do not interfere with the performance of Executive's duties on behalf of Company. Executive shall commit such time to the Company as is necessary to perform her responsibilities and duties hereunder.

2.2	Location. Executive shall be employed at the Company's principal offices located in Odessa, Florida, subject to necessary travel on Company business.

2.3.1	Commitment. The Executive shall be available to advise the Company on daily and strategic issues as needed or requested by the President and the Board of Directors.

Contains Confidential Information Not for Disclosure

Article 3  Compensation and Benefits

3.1.	Salary. Subject to the terms and conditions set forth below, Executive will receive the following compensation for her services during the Term:

a.
Salary. Executive shall receive a salary of $120,000 per annum payable in twelve equal monthly installments pursuant to Company’s payroll practices. After the completion of a successful Offering (defined as a equity purchase of Company’s $0.01 par value common stock by an investor who, at the time of the investment, does not own or control shares in the Company, and which results in Company securing a net cash sum of $2M or more), Executive’s salary shall be increased to $160,000 per annum. Any increase of salary beyond that specifically enumerated in this section shall be the sole prerogative of the Company and any and all increases in salary shall be effective with the commencement of the first pay period following the date of Company’s written notification to Executive of the increase.

b.
Housing Allowance. As additional compensation to Executive and pursuant to the terms and conditions of this Agreement, Company will reimburse Executive up to One Thousand ($1000.00) per month for rental expenses incurred by Executive in securing an apartment or similar lodging in the Odessa, Florida area. Any reimbursement shall be contingent upon the Executive providing Company with reasonable substantiation of the expense for which reimbursement is desired. Company shall reimburse Executive, subject to the above limitations, for any such expense in Company’s first regularly scheduled payroll following submission of Executive’s reimbursement request. The period for which reimbursement may be made hereunder shall begin on Commencement Date and shall end on the earlier of: (i) one (1) year following the Commencement Date, (ii) termination of this Agreement, (iii) the day on which Executive’s salary being increased to $160,000 pursuant to the terms of Section 3.1(a) or (iv) any payment or obligation of payment by Company to Executive of $40,000 pursuant to any bonus plan implemented in accordance with Article 3. Notwithstanding any provision of this Agreement to the contrary, any expenses reimbursable or expended by Company on behalf of Executive pursuant to this section shall not exceed $12,000 and in no event shall the Company be responsible for any expenses of any nature incurred by Executive under or with respect to this Agreement following the termination or expiration of this Agreement.

c.
Legal Review. Executive shall be reimbursed, up to a maximum sum of One Thousand Dollars ($1000.00), for the services of any legal counsel she selects to review this Agreement. Any reimbursement shall be contingent upon the Executive providing Company with reasonable substantiation of the expense. Company shall make reimbursement for any such expense in its first regularly scheduled payroll following submission of Executive’s written reimbursement request.

d.	Withholding and Taxes. All payments and compensation provided by Company to Executive under this Agreement are subject to any and all applicable withholding and other taxes.

3.2.	Benefits. Commencing on the Commencement Date, Executive shall receive the following benefits for the remaining Term of this Agreement.

a.
Vacation/ Personal Days. Executive shall be eligible to receive an aggregate of four business weeks (5 business days per business week) of paid vacation, and personal days (“Vacation Days”) in each full calendar year of the Term with said Vacation Days accruing ratably over said period. Executive may make use of any accrued Vacation Days upon taking into account and provided such use does not conflict with Company’s schedule and Executive’s duties relative thereto. No monetary payment will be made for any Vacation Days accrued but not used by Executive during any given calendar year. Notwithstanding the foregoing, upon and subject to the terms of written approval by Company’s Chief Executive Officer, Executive may carry any accrued but unused Vacation Days existing at the end of a given calendar year to the following year.

Contains Confidential Information Not for Disclosure

b.
Health Benefits. If offered by Company, Executive shall be entitled to medical, hospital, surgical, vision, dental, long and short term disability, accidental death and/or travel insurance coverage (collectively “Health Benefits”), when and as generally offered and made available to all other executive officers of the Company and to the extent Executive's age, health or other qualifications make his eligible to participate.

c.	Stock Options. Within ninety (90) days of Executive commencing employment pursuant to this Agreement, Company shall grant Executive, pursuant to the terms and conditions of Company’s 2009 Incentive Compensation Plan (the "2009 Plan") and its associated Non-Qualified Stock Option Agreement of Attachment A (“Option Agreement”), a stock option to purchase up to One Million Two Hundred and Fifty Thousand (1,250,000) shares of Company’s common stock, $.01 par value per share. Of the shares subject to said option, Three Hundred and Twelve Thousand Five Hundred (312,500) shares shall vest immediately with the remaining Nine Hundred and Thirty Seven Thousand Five Hundred (937,500) shares vesting ratably over a three year period with Three Hundred and Twelve Thousand Five Hundred (312,500) shares vesting on the first, second and third anniversary of Commencement Date provided Executive is employed by Company on each vesting date. Each share subject to the option shall have an exercise price equal to the fair market value of Company’s common stock on the date of the option grant, as determined in accordance with the terms of the 2009 Plan and Option Agreement. The terms and conditions of the 2009 Plan and Option Grant are incorporated herein by reference. Executive acknowledges receipt of the foregoing documents. Any additional grant of stock options to Executive whether made under any existing or future stock option plan the Company has or may institute, shall be made at the sole discretion of Company.

d.	Reimbursement of Expenses. Executive shall be reimbursed for all ordinary, approved and reasonable business expenses incurred in accordance with Company's policies and customary practices. Notwithstanding the foregoing, the Parties agree that Company shall make no reimbursement with relation to Executive’s cell phone unless Company events require excessive usage and then only to the extent monthly usage exceeds customary average monthly usage for Company’s business.

e.	Other Benefits. In addition to the benefits specifically set forth above in this Section 3.2, Executive shall be entitled to participate during the Term in such other Executive benefit plans, including but not limited to any Company incentive compensation plan, which may be made available at the date hereof or in the future by the Company, to the extent that her position, tenure, salary, age, health, and other qualifications make her eligible to participate, subject to all applicable rules and regulations. Executive shall be deemed an executive to the extent that such designation is applicable to benefits offered pursuant to any Company-sponsored health or insurance benefit plans.

Article 4  Termination.

4.1.	Termination of Employment. The Term of this Agreement shall terminate prior to the end of the period of time specified in Article 1 immediately upon:

a.	the death of Executive;
b.	the election of the Company in the event of Executive’s Disability (as defined below) during the Term of employment;
c.	the election of the Company for Cause (defined below);
d.	the election of the Company without Cause;
e.	the resignation of Executive for Good Reason (as defined below);
f.	the resignation of Executive without Good Reason; or
g.	the resignation of Executive within six months following a Change in Control of the Company (as defined below).

4.2.
Procedure. Except as otherwise provided in this Article 4, upon the occurrence of any event described in (a) through (g) above, Executive's employment shall terminate and the Company shall have no further obligation to Executive hereunder except to pay to Executive (or her estate, as the case may be), within thirty (30) days following the date of termination or resignation, her accrued but unpaid salary and, if any, bonus, less standard withholdings for tax and social security purposes, plus any approved unreimbursed expenses.

Contains Confidential Information Not for Disclosure

4.3.	Definitions.

a.
“Good Reason" means either (i) a material breach by Company of this Agreement that Company fails to cure within fifteen (15) days after receiving written notice from Executive of such breach, (ii) Company's failure to pay any compensation due and owing to Executive within fifteen (15) days after receiving written notice from Executive that such payment is due, or (iii) a material diminution in the position, authority, responsibilities or benefits of the Executive that Company fails to correct within fifteen (15) days after receiving written notice from Executive.

b.	“Cause” means:

(i)	a material breach by Executive of this Agreement that Executive fails to cure within fifteen (15) days after receiving written notice from Company of such breach;

(ii)
Executive's failure to follow reasonable, lawful orders or directions of the Board, after Executive has been given written notice of the failure and has not cured such conduct within ten (10) days of receiving such notice;

(iii)	Executive's willful misconduct, dishonesty or reckless disregard of his responsibilities to Company;

(iv)
Executive's conviction or plea of nolo contendere or the equivalent in respect of either a felony or a misdemeanor involving moral turpitude but excluding, in any event, misdemeanor vehicular infractions; or

(v)
Executive's material violation of any written major Company policy previously communicated to Executive, after Executive has been given written notice of his default and has not cured such violation within ten (10) days of receiving such notice.

c.
"Disability" means a physical or mental illness, injury or condition that prevents Executive from performing his essential duties under this Agreement, even with reasonable accommodation, for at least ninety consecutive calendar days or for at least one hundred and twenty calendar days, whether or not consecutive, in any one hundred and eighty calendar day period.

d.	"Change in Control of the Company" shall be deemed to have occurred if any one of the following occurs after the Commencement Date:

(i)
The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company having general voting power in electing the Board of Directors of the Company;

(ii)
Individuals who as of the Commencement Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least one third of the Board of the Directors; or

(iii)
Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the outstanding Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, immediately following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation, as the case may be.

Contains Confidential Information Not for Disclosure

4.4.
Severance Pay and Other Benefits Upon Termination In Certain Circumstances. If after the Commencement Date, Executive's employment is terminated by the Company under section 4.1(a),(b), (d), or (g) or the Executive resigns for Good Reason under section 4.1(e), the Executive shall be entitled to the following:

(i)
Severance Pay. The Company shall pay Executive a sum equal to fifty percent (50%) of her annual salary in effect as of the date of said termination or resignation. The foregoing sum shall be paid in six (6) equal monthly installments commencing with the first month following the date of the termination or resignation. All payments hereunder being subject to Company’s standard payroll practices and schedule; and

(ii)
Vesting of Options. All stock options granted to Executive under this Agreement, to the extent vested as of the date of such termination or resignation, shall be exercisable in full pursuant to the terms and conditions of the 2009 Plan and Option Agreement.

Article 5  Intellectual Property

5.1.	Intellectual Property.

a.
General Provisions. Executive acknowledges that the Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company (including, without limitation, information created, discovered, developed, or made known by or to the Executive during the period of or arising out of the Executive’s relationship with the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is or may become engaged. All of the aforementioned information is hereinafter called “Intellectual Property”. By way of illustration, but not limitation, Intellectual Property includes, whether or not patentable, trade secrets, processes, developments, ideas, structures, formulas, data, know-how, improvements, modification, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists, information regarding products, designs, methods, systems, software programs, copyrightable works, discoveries, trademarks, copyrights works of authorship, projects, plans and proposals, information about the Company’s Employees and/or consultants (including, without limitation, the compensation, job responsibilities and job performance of such Employees and/or consultants). For the purpose of this Agreement inventions shall include, but not be limited to, discoveries, concepts, and ideas, whether patentable or not, including but not limited to, devices, processes, methods, formulae, designs, techniques, and any improvements or modifications to the foregoing.

b.	Ownership of Intellectual Property. All Intellectual Property shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. The Executive hereby assigns to the Company or to any person, or entity designated by the Company, any and all rights and interest the Executive has or may acquire to Intellectual Property made or conceived by the Executive, solely or jointly, or in whole or in part, during the Term hereof . Any Intellectual Property create and/or reduced to practice by the Executive within one year following the termination of his employment shall be presumed to have been created and/or reduced to practice under this Agreement unless proven otherwise. At all times both, before and during the Term of this Agreement and after its termination, Executive agrees to keep in confidence and trust all Intellectual Property and anything directly or indirectly relating to it. The Executive will not during or after the Term of his employment by the Company, in whole or in part, disclose, publish or make accessible such Intellectual Property which Executive may now possess, may obtain during or after employment or may create prior to the end of his employment, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such Intellectual Property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the Term of his employment.

Contains Confidential Information Not for Disclosure

c.
Disclosure of Intellectual Property. Executive will promptly disclose to the Company, or any persons designated by it, all Intellectual Property made or conceived or reduced to practice or learned or proposed by Executive, either alone or jointly with others, during the Term of this Agreement which is in any way related to or useful in the actual, anticipated or potential businesses of the Company, or the result of tasks assigned to the Executive by the Company or resulting from use of premises or equipment owned, leased or contracted for by the Company.

d.
Assignment of and Assistance With Regard To Intellectual Property. Executive hereby assigns to the Company any rights the Executive may have or acquire in any and all Intellectual Property and agrees that any and all Intellectual Property shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Executive further agrees to assist the Company in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights or other rights on said Intellectual Property in any and all countries, and to that end Executive will execute all documents necessary:

1.
To apply for, obtain and vest in the name of the Company (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

2.
To defend, at the Company’s expense, any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

e.
Designation of Attorney-in-Fact. In the event the Company is unable, after reasonable effort, to secure Executive’s signature on any letters patent, copyright or other analogous protection relating to Intellectual Property because of the Executive’s physical or mental incapacity the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as is executed by Executive. Executive’s obligation to assist the Company in obtaining and enforcing patents and copyrights for Intellectual Property in any and all countries shall continue beyond the expiration or termination of this Agreement, but the Company shall compensate the Executive at a reasonable and customary rate after such termination for time actually spent by the Executive at the Company’s request on such assistance.

f.
Work for Hire. Executive acknowledges that all original works of authorship which are made by her (solely or jointly with others) within the scope of this Agreement and which are protectable by copyright are being created at the instance of the Company and are “works for hire”, as that term is defined in the United States Copyright Act (17 USC Section 101). If such laws are inapplicable or in the event that such works, or any part thereof, are determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this Agreement shall operate granting to Company an irrevocable right, title and interest (including, without limitation all rights in and to the copyrights throughout the world, including the right to prepare derivative works and the right to all renewals and extensions) in the Works in perpetuity.

Contains Confidential Information Not for Disclosure

Article 6 Non-Competition; Non-Solicitation; Confidentiality

6.1	Non-Competition.

a.	Non-Compete. Executive agrees that (a) during the Term of this Agreement and (b) for a period of two years after termination of Executive’s employment with the Company for any reason, Executive will not, without the prior written consent of Company, directly or indirectly, manage, control, participate in, consult with, render services for, have an interest in, be employed by or be connected with, as an Executive, consultant, officer, director, partner, member, stockholder or joint venture, any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is in competition with Company's business or proposed business. Notwithstanding the foregoing, Executive's ownership of greater than five percent of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. shall not be a violation of this Agreement.

b.	Acknowledgment. Executive acknowledges that in the course of her employment with the Company, she has or will become familiar with the trade secrets and other Proprietary Information of the Company and its Subsidiaries. Executive further acknowledges that as the Chief Operating Officer of the Company, Executive will have direct or indirect responsibility, oversight or duties with respect to the businesses of the Company and its current and prospective employees, vendors, customers, clients and other business relations, and that, accordingly, the restriction contained in this Section 6 is reasonable in all respects and necessary to protect the goodwill and Proprietary Information of the Company and that without such protection the Company's customer and client relations and competitive advantage would be materially adversely affected. It is specifically recognized by Executive that her services to the Company are special, unique and of extraordinary value, that the Company has a protectable interest in prohibiting Executive as provided in this Section 6, that Executive is responsible for the growth and development of the Company and the creation and preservation of the Company's goodwill, that money damages are insufficient to protect such interests, that there is adequate consideration being provided to Executive hereunder, that such prohibitions are necessary and appropriate without regard to payments being made to Executive hereunder and that the Company would not enter this Agreement with Executive without the restriction of this Section 6. Executive further acknowledges that the restrictions contained in this Section 6 do not impose an undue hardship on her and, since she has general business skills that may be used in industries other than that in which the Company conduct their business, do not deprive Executive of her livelihood. Executive further acknowledges that the provisions of this Section 6 are separate and independent of the other sections of this Agreement.

6.2
Non-Solicitation. Executive agrees that upon termination of Executive’s employment with the Company for any reason and for a period of one year thereafter, Executive will not solicit or hire any person employed by Company at any time for a one-year period. The foregoing restriction shall not apply to any Company Executive whose salary is less than $50,000 or who has ceased to be employed by Company for at least one year.

6.3	Confidentiality.

a.	Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" means any and all information disclosed or made available to the Executive or known to the Executive as a direct or indirect consequence of or through his relationship with the Company and not generally known in the industry in which the Company is or may become engaged including, but not limited to, information relating to trade secrets, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, diagrams, data, computer programs, business activities and operations, budgets, salaries, financial statements, prices, costs, and other business information of or relating to Company or any subsidiaries of Company that may from time to time exist.

Contains Confidential Information Not for Disclosure

b.
Non-Disclosure of Confidential Information. The Executive recognizes and acknowledges that the Company’s Confidential Information as defined below, as it may exist from time to time, is a valuable, special and unique asset of the Company’s business, access to and knowledge of which are essential to the performance of the Employees duties hereunder. The Executive will not during or after the Term of his employment by the Company, in whole or in part, directly or indirectly, disclose, publish or make accessible such Confidential Information which Executive may now possess, may obtain during or after employment or may create prior to the end of his employment, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (excluding court orders or subpoenas), nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances at any time during or after the Term, provided that after the Term of his employment these restrictions shall not apply to such Confidential Information which is then in the public domain (provided that the Executive was not responsible, directly or indirectly, for such Confidential Information entering the public domain without the Company’s consent). The Executive agrees to hold in trust and confidence, as the Company’s property, all Confidential Information, in any way relating to the Company’s business and affairs, whether made by him or otherwise coming into his possession.

c.	Return of Confidential Information. Immediately after the Term of employment ends, regardless of the reason therefore, Executive shall deliver to Company all tangible materials embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information. Executive shall not retain any copies of any of the above materials. Executive agrees that at any time during the Term and at expiration or termination of this agreement, regardless of reason, she will permit Company to make a digital copy of any computer she uses or has made use of with regard to the Company or its business, including, but not limited to any computer she may own or control.

6.4
Injunctive Relief. Executive acknowledges that she has substantial knowledge and expertise in, and personal relationships affecting, the operations, business contacts, trade secrets, customer lists, marketing, business strategies and processes and other confidential matters of critical significance to the conduct of the Company's business and its future prospects. Executive, therefore, agrees and consents that, in addition to any other remedies that may be available to Company, Company shall be entitled to specific performance by temporary as well as permanent injunction to prevent a breach or contemplated breach by Executive of any of the covenants or agreements in Article 5 or Article 6 .

6.5
Non-Disparagement. Executive will not at anytime, during or after the Term, disparage, defame or denigrate the reputation, character, image, products or services of the Company, or any of its Affiliates, or, any of its or its Affiliates’ directors, officers, employees or agents.

Article 7  Indemnification

7.1
Indemnification. During the Term of this Agreement, and subsequent thereto with respect to any claim arising out of or in connection with her employment with the Company or any subsidiary of the Company, the Company shall indemnify and hold Executive harmless from all third party claims and liability, loss or damage (including but not limited to judgments, fines and amounts paid in settlement), asserted against Executive or incurred by Executive, including reasonable attorneys fees and costs of investigation (the Indemnification”). The Indemnification provided for herein shall be in addition to and not in substitution of any and all rights to indemnification which Executive may be entitled to under the laws of the State of Florida or the Certificate of Incorporation and By-laws of the Company. To the extent permitted under the laws of the State of Florida, and the Company's Certificate of Incorporation and By-Laws, all expenses, including reasonable attorneys fees, incurred by Executive in defending any civil, criminal, administrative or investigative action, shall upon request by Executive, be paid by the Company in advance of the final disposition of such action, suit or proceeding.

Contains Confidential Information Not for Disclosure

7.2
Director and Officers Liability Insurance. During the Term, unless the Executive otherwise consents, the Company will maintain directors’ and officers’ liability insurance in an amount not less than $3,000,000, and Executive shall at all times be one of the named insured under such coverage.

Article 8  Miscellaneous.

8.1	Governing Law. This Agreement shall be governed by Florida law without regard to the conflicts of laws principles thereof.

8.2
Non-Contravention. Executive represents and warrants that the execution, delivery and performance of this Agreement do not and will not contravene, conflict with or otherwise violate the terms of any written or oral agreement among Executive and one or more third parties.

8.3
Arbitration. Disputes between the parties arising under or with respect to this Agreement shall be submitted to arbitration in Hillsborough County, Florida by a single arbitrator under the rules of the American Arbitration Association, and the arbitration award shall be binding upon the parties and enforceable in any court of competent jurisdiction. The cost of arbitration, including counsel fees, shall be borne by the Company unless the arbitrator determines that the Executive's position was frivolous and without reasonable foundation.

8.4
Notices. Any notice or communication to be given under the terms of this Agreement shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Company:	Dais-Analytic Corporation	If to Executive:	Joyce Conner-Boyd
	11552 Prosperous Drive		11452 Pembrook Run
	Odessa, Florida 33556 Attn: President		Estero, Florida

or at such other address as either party may from time to time designate by notice hereunder. Notices shall be effective upon delivery in person or, if mailed, at midnight on the third business day after the date of mailing.

8.5	Modifications and Amendments. This Agreement shall not be modified, altered or amended except by a written agreement signed by the parties hereto.

8.6
Entire Agreement. This Agreement together with the documents referred to herein or contemplated hereby constitute and embody the full and complete understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings or agreements whether oral or in writing with respect to the subject matter hereof.

8.7
Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns, including any corporation, person or other entity which may acquire all or substantially all of the business of Company or any other corporation with or into which Company is consolidated or merged, and Executive and his heirs, executors, administrators and legal representatives, provided, however, that the obligations of Executive hereunder may not be delegated or assigned.

8.8
Severability. If any portion of this Agreement may be held to be invalid or unenforceable for any reason whatsoever, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions, or portions thereof, shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable

8.9
Headings; Interpretation. The section headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration. Words used herein in the singular shall include the plural.

Contains Confidential Information Not for Disclosure

8.10
Waiver. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

8.11	Counterparts. This Agreement may be executed in any number of counterparts, each of whom shall be deemed a duplicate original.

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

EXECUTIVE:		DAIS ANALYTIC CORPORATION

/s/ Joyce Conner-Boyd	By:	/s/ Timothy N. Tangredi
Joyce Conner-Boyd		Timothy N. Tangredi
President and Chief Executive Officer

Contains Confidential Information Not for Disclosure

ATTACHMENT A

DAIS ANALYTIC CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

AGREEMENT, made as of ________ (this “Agreement”), by and between DAIS ANALYTIC CORPORATION, a New York corporation, having offices at 11552 Prosperous Drive, Odessa, Florida 33556 (the “Company”), and ______________ residing at ____________________________________(the “Optionee”). Capitalized terms not defined herein shall have the meanings ascribed thereto in the 2009 Plan.

WHEREAS, on September 21, 2009, the Board of Directors of the Company (the “Board”) adopted the Dais Analytic Corporation Long-Term Incentive Compensation 2009 Plan (the “ 2009 Plan”) which was later approved by the stockholders of the Company; and

WHEREAS, on ___________(the “Grant Date”) pursuant to the terms and conditions of the 2009 Plan, the Board authorized the grant to the Optionee of an Option to purchase an aggregate of ___________(_______) shares of the authorized but unissued Common Stock, conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms and conditions of the 2009 Plan; and

WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms and conditions of the 2009 Plan.

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, it is agreed:

1.           Date of Grant. The date of grant of this Option is__________________.

2.           Nature of the Option. This option (the “Option”) is a non-qualified Option to purchase __________ ____________________shares of the Company’s Common Stock (the “Option Shares”) pursuant to the terms and conditions set forth herein and subject to the terms and conditions of the 2009 Plan.

3.           Exercise Price. The exercise price is _________________($_____) for each share of Common Stock, subject to adjustment in accordance with the 2009 Plan.

4.           Exercisability of Option. Subject to the provisions of this Agreement, this Option shall be exercisable (shall vest) during its term as follows:

4.1        The Options granted hereby shall vest as follows:

Date	Total Number of Options Exercisable

_______	________________________________
_______	________________________________

4.2         This Option may not be exercised for a fraction of a share.

4.3         After a portion of the Option becomes exercisable it shall remain exercisable except as otherwise provided herein, until the close of business on_________________.

Contains Confidential Information Not for Disclosure

4.4         Notwithstanding the aforementioned vesting schedule or any other provision of this Agreement, upon or in connection with the occurrence of any of the following events:

(i)           any merger, consolidation, reorganization, or sale of all or a substantial portion of the Company's assets to another party; or

a successful tender offer for more than 50% of the outstanding shares of the Company's common stock; or

the Board adopts a resolution to the effect that a transaction or series of transactions effecting a change of control comparable to the transactions set forth in (i) or (ii) above;

the Committee may, in its sole discretion, to the extent the Option is not fully vested, accelerate the vesting schedule in Section 4.1 by a period of up to two years upon such terms and conditions as may be determined by the Committee in its sole discretion. In addition, the Committee may in its sole discretion determine whether:

to make provision for the assumption of the Option to the extent then outstanding by the successor entity;

to further accelerate vesting of the Option;

cause the portion of the Option then outstanding to be cancelled in consideration of a cash payment or grant of an alternative option or other award (whether by the Company or any successor entity) or a combination thereof provided that such payment and/or grant are substantially equivalent in value to the value of the cancelled Option as determined by the Committee and provided further that the Committee may limit the payment or grant to be only with respect to the portion of the Option then vested notwithstanding that the entire Option is cancelled.

5.           Method of Exercise.

5.1         Notice to the Company. Subject to the provisions of this Agreement, the Option may be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and all associated taxes and fees.

5.2         Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Optionee as soon as practicable after notice and full payment therefore is received.

5.3         Payment of Purchase Price.

5.3.1     Cash Payment. The Optionee shall make cash payments by wire transfer, certified or bank check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

5.3.2     Cashless Payment. At the election of the Optionee, the purchase price for any or all of the Option Shares to be acquired may be paid by: (i) surrender of shares of Common Stock of the Company held by or for the account of the Optionee with a Fair Market Value equal to the purchase price multiplied by the number of Option Shares to be purchased, or (ii) the surrender of any exercisable but unexercised portion of the Option having a Fair Market Value equal to the purchase price multiplied by the number of Option Shares to be purchased. In either case, the Fair Market Value of the surrendered shares or options shall be determined as of the date of exercise as follows: “Fair Market Value” of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, but is traded in the over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Company shall determine, in good faith. The Fair Market Value of a surrendered portion of the Option means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock underlying the surrendered portion of the Option (as determined in accordance with the immediately preceding sentence) over the total purchase price of such shares of Common Stock underlying the surrendered portion of the Option. The Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice and payment is received. The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.

Contains Confidential Information Not for Disclosure

5.3.3     [This section is intentionally left blank.].

5.3.4     Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject the payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

5.3.5     Restrictions on Exercise. This Option may not be exercised if the issuance of such Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rules promulgated by the Federal Reserve Board relating to margin requirements. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.           Optionee's Representations. The Optionee hereby represents and warrants to the Company that:

6.1         Investment Intent. The Optionee is acquiring the Option and shall acquire the Option Shares for its own account and not with a view towards the distribution thereof;

6.2         Exchange Act Documents. The Optionee has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders. The Company may distribute such reports and documents to the Optionee electronically;

6.3         Option Shares Restricted. In the event that the Company shall not have an effective Form S-8 Registration Statement with respect to the Option Shares, the Optionee understands that the Optionee must for an indefinite period of time bear the economic risk of the investment in the Option Shares, which cannot be sold by the Optionee unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

6.4         Access to Information. In the Optionee's position with the Company, it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to Section 6.2 above;

6.5         Transfer Restrictions. In the event that the Company does not have an effective Form S-8 Registration Statement with respect to the Option shares, the Optionee is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein; and

6.6         Legends. In the event that the Company shall not have an effective Form S-8 Registration Statement, then the certificates evidencing the Option Shares shall bear the following legends (or a substantially similar legend):

Contains Confidential Information Not for Disclosure

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A STOCK OPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF.”

7.           Payment of Withholding Tax. The Optionee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld with respect to the Option, the Option Shares or this Agreement. The obligations of the Company under the 2009 Plan and pursuant to this Agreement shall be conditioned upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee from the Company.

8.           Effect of Termination of Employment. In the event of termination of Optionee's continuous status as an employee, director and/or consulting relationship for any reason (including, without limitation, Disability or death) other than for cause, Optionee may exercise this Option, to the extent that Optionee shall have been entitled to do so at the date of termination, for a period of three years following the date of such termination, or, for such longer period of time as may be determined by the Committee in its sole discretion, but in no event later than the expiration of the term of the Option, and to the extent that the Option is not exercised within such period, the Option shall thereupon terminate and be of no further force or effect. To the extent that Optionee was terminated for cause or not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option prior to expiration of its term, this Option shall terminate.

9.           Non-Transferability of Option. Other than as provided in Section 11.3 of the 2009 Plan, this Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. No transfer of the Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the Will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. In the event of the death of the transferee or transferees of an Option, the Option shall be exercisable by the executors, administrators, legatees or distributees of the transferee's estate, as the case may be, for a period of three (3) months following the date of the transferee's death, provided that in no event may the Option be exercised after the expiration of the term of the Option.

10.         Not a Contract of Service. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries or affiliates, the Option shall not be affected by any change in the Optionee’s services. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employment of the Company or of any of its subsidiaries or affiliates, or interfere in any way with the right of the Company or any such subsidiary or affiliate to terminate the services of the Optionee at any time.

11.         Term of Option. This Option may not be exercised more than ten years from the date of grant of this Option, unless the Option is terminated at an earlier date as set forth in the Agreement. This Option may be exercised during such term only in accordance with the 2009 Plan and the terms of this Option Agreement.

12.         Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Optionee hereby agrees that Optionee shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by the Optionee without registration under the Securities Act, or in the event that they are not so registered, unless (i) an exemption from the Securities Act registration requirements is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed sale, transfer or disposal together with an opinion of counsel reasonably satisfactory to the Company’s legal counsel, to the effect that the registration of such securities under the Securities Act is not required in connection with the proposed transaction.

Contains Confidential Information Not for Disclosure

13.         Miscellaneous.

13.1           Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Optionee at the Optionee’s address set forth above, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2           2009 Plan Paramount; Conflicts with 2009 Plan. This Agreement and the Option shall, in all respects, be subject to the terms and conditions of the 2009 Plan. The 2009 Plan is hereby incorporated herein by reference, and all such terms, conditions and limitations supersede any inconsistent provisions contained herein.

13.3           Stockholder Rights. The Optionee and his executor, administrator, heirs or legatees shall not have any of the rights or privileges of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

13.4           Company Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise

13.5           Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.6           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Optionee and the Company.

13.7           Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

13.8           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

13.9           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to choice of law provisions) Each party: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Florida State Court, County of Pasco, or in the United States District Court for the Middle District of Florida; (b) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (c) irrevocably consents to the jurisdiction of the Florida State Court, County of Pasco, and the United States District Court for the Middle District of Florida in any such suit, action or proceeding. Each party further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Florida State Court, County of Pasco, or in the United States District Court for the Middle District of Florida and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

(Signature Page Follows)

Contains Confidential Information Not for Disclosure

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

DAIS ANALYTIC CORPORATION

By:
Timothy N. Tangredi- President & CEO

Optionee acknowledges receipt of a copy of the 2009 Plan and represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the 2009 Plan.

OPTIONEE

_____________________________

Contains Confidential Information Not for Disclosure

EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

_________________________
Date

Dais Analytic Corporation
11552 Prosperous Drive
Odessa, FL 33556

Attention:  Board of Directors

Re:	Dais Analytic Corporation 2009 Long- Term Incentive

Compensation Plan
Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement dated as of, ________, 20__ (“Agreement”) with Dais Analytic Corporation (the “Company”), I hereby irrevocably elect to exercise the right to purchase shares of the Company's common stock, par value $.001 per share (“Common Stock”), which are being purchased for investment and not for resale. All capitalized terms not defined herein shall have the meanings ascribed to them in the 2009 Plan.

As payment for my shares, enclosed is (check and complete applicable box[es]):
☐  a [certified check] [bank check] payable to the order of “Dais Analytic Corporation” in the sum of $__________;
☐  confirmation of wire transfer in the amount of $__________; and/or

The following payment elections are subject to the restrictions set forth in the 2009 Plan and the Agreement.

☐  certificate for __________ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the 2009 Plan) of $___________.

☐  I hereby surrender that portion of the unexercised, but exercisable, portion of the Option having a Fair Market Value (as such term is defined in the 2009 Plan) equal to the purchase price multiplied by the number of shares of Common Stock being purchased hereunder, to wit: the Option to purchase __________ Option Shares.

I hereby represent, warrant to, and agree with, the Company that

(i) I am acquiring the Option Shares for my own account for investment purposes only and not with a view to, or for the resale in connection with any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. I have received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) within the last 24 months and all reports issued by the Company to its stockholders. I consent to receiving such information in electronic form;

(iii) I understand that I must bear for an indefinite period of time the economic risk of an investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the Securities Act;

(iv) In my position with the Company, I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possess or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

Contains Confidential Information Not for Disclosure

(v) I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Securities Act or an exemption therefrom as provided herein;

(vi) My rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of this Company's 2009 Long-Term Incentive Plan and this Agreement; and

(vii) The certificates evidencing the Option Shares shall bear the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A STOCK OPTION AGREEMENT, DATED AS OF______, A COPY OF WHICH IS ON FILE WITH THE COMPANY, AND MAY NOT BE TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS THEREOF.”

(viii) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than one year after the party has purchased, and made full payment within the meaning of Rule 144, for the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two (2) years, the sale being made through a broker in an unsolicited “broker's transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated in Rule 144, if applicable.

(ix) I further understand that at the time I wish to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the securities under Rule 144 even if the minimum holding period is satisfied.

(x) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

_________________________________	__________________________________
(Signature)	(Social Security Number)
_________________________________	__________________________________
(Print Name)	__________________________________
(Address)

Contains Confidential Information Not for Disclosure